FURTHER AMENDMENT

to POLICY PURCHASE AGREEMENT entered March 15, 2012 (As amended April

27, 2012)

In reference to the Policy Purchase Agreement by and between Universal Settlements International Inc. and Crown Alliance Capital Limited as noted above, section 18 of said agreement headed “Termination Date" is hereby further amended to extend termination date to November 23, 2012.

USI:	By: /s/ J. Panos
J. Panos, President
Universal Settlements International Inc.
5500 North Service Road, Suite 703
Burlington
Ontario, L7L 6W6
Purchaser:	By: /s/ L. Fusco
L. Fusco, President
Crown Alliance Capital Limited
3601 Highway 7 East. Suite 203
Markham
Ontario L3R 8X6